Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD 73 74U and 74V correctly the correct answers are as follows


						A	B	C	Institutional

72. DD) Total income distributions
1.StylePlus Large Core Fund			617	n/a	n/a	0
5.Mid Cap Value Fund				n/a	n/a	n/a	n/a
15.Small Cap Value Fund	                        11	n/a	n/a	54
17.Enhanced World Equity Fund			n/a	n/a	n/a	n/a
2.World Equity Income Fund			1,672	74	47	5
12.Alpha OPPORTUNITY Fund			n/a	n/a	n/a	n/a

72. EE) Total capital gains distributions
1.StylePlus Large Core Fund			n/a	n/a	n/a	n/a
5.Mid Cap Value Fund				92,675	2,844	22,741	n/a
15.Small Cap Value Fund				1,048	n/a	266	1,552
17.Enhanced World Equity Fund			n/a	n/a	n/a	n/a
2.World Equity Income Fund			n/a	n/a	n/a	n/a
12.Alpha Opportunity Fund			n/a	n/a	n/a	n/a

73. A)  Total income distribution pershare
1.StylePlus Large Core Fund			0.0780	n/a	n/a	0.1520
5.Mid Cap Value Fund				n/a	n/a	n/a	n/a
15.Small Cap Value Fund				0.0134	n/a	n/a	0.0441
17.Enhanced World Equity Fund			n/a	n/a	n/a	n/a
2.World Equity Income Fund			0.2923	0.2940	0.1397	0.3479
12.Alpha Opportunity Fund			n/a	n/a	n/a	n/a

73. B) Total capital gains distribution pershare
1.StylePlus Large Core Fund			n/a	n/a	n/a	n/a
5.Mid Cap Value Fund				3.5313	3.5313	3.5313	n/a
15.Small Cap Value Fund				1.2701	n/a	1.2701	1.2701
17.Enhanced World Equity Fund			n/a	n/a	n/a	n/a
2.World Equity Income Fund			n/a	n/a	n/a	n/a
12.Alpha Opportunity Fund			n/a	n/a	n/a	n/a

74.U) Shares outstanding
1.StylePlus Large Core Fund			7,236	187	108	1
5.Mid Cap Value Fund				27,225	665	6,839	n/a
15.Small Cap Value Fund				926	n/a	345	1,237
17.Enhanced World Equity Fund			4	n/a	15	200
2.World Equity Income Fund			5,234	216	313	20
12.Alpha Opportunity Fund			478	39	82	77

74. V) Net asset value pershare
1.StylePlus Large Core Fund			$24.27	$19.39	$21.12	$24.25
5.Mid Cap Value Fund				$38.15	$30.95	$32.13	$n/a
15.Small Cap Value Fund				$17.81	$n/a	$17.05	$18.04
17.Enhanced World Equity Fund			$26.04	$n/a	$25.96	$26.05
2.World Equity Income Fund			$12.60	$11.01	$10.79	$12.53
12.Alpha Opportunity Fund			$16.22  $14.74	$14.74	$22.58